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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 28, 2003
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-2360 (Commission File Number)	13-0871985 (IRS employer Identification No.)

ARMONK, NEW YORK (Address of principal executive offices)		10504 (Zip Code)

914-499-1900
(Registrant's telephone number)

Item 5. Other Events

        On October 28, 2003, IBM issued a press release announcing that Joan E. Spero had been elected to the board, effective January 1, 2004. The press release is Attachment I of this Form 8-K.

        IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 28, 2003

By:	/s/ ANDREW BONZANI (Andrew Bonzani) Assistant Secretary & Associate General Counsel

ATTACHMENT I

JOAN E. SPERO ELECTED TO IBM BOARD OF DIRECTORS

        ARMONK, N.Y., October 28, 2003 . . . The IBM board of directors today elected Joan E. Spero to the board, effective January 1, 2004. Ms. Spero, 59, is president of the Doris Duke Charitable Foundation.

        Samuel J. Palmisano, IBM chairman and chief executive officer, said: "Joan Spero's significant executive experience as a business and government leader will make her a valuable addition to our Board. We are delighted she is joining us."

        Ms. Spero started her career as an assistant professor in Political Science at Columbia University in 1973. She served as U.S. Ambassador to the United Nations for Economic and Social Affairs from 1980 to 1981. From 1981 to 1993 Ms. Spero held several positions with American Express Company, the last being executive vice president, corporate affairs and communications. From 1993 to 1996 Ms. Spero served as U.S. Undersecretary of State for Economic, Business and Agricultural Affairs. Ms. Spero assumed her current position with the Doris Duke Charitable Foundation in 1997.

        Ms. Spero holds a bachelor's degree from the University of Wisconsin and a master's degree in international affairs and a doctorate in political science from Columbia University. She is a director of Delta Air Lines, Inc., and First Data Corporation.

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  Item 5. Other Events
SIGNATURE
  ATTACHMENT I
JOAN E. SPERO ELECTED TO IBM BOARD OF DIRECTORS